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                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William E. Staib and Scott D. Porter, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-1 of Stockpoint, Inc. (the "Company") and any and all amendments thereto, including post-effective amendments (or any other registration statement for the same offering that is to be effective on filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHERE OF, this Power of Attorney has been signed on this 30th day of March, 2000, by the following persons.


/s/ Harry O. Hefter
--------------------------------
Chairman of the Board,
Harry O. Hefter



/s/ David G. Sengpiel
--------------------------------
Director
David G. Sengpiel